As filed with the Securities and Exchange Commission on December 2, 2013

REGISTRATION STATEMENT NO. 333-100832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT NO. 333-100832
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________________________

PACIFIC RIM MINING CORP.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________

British Columbia, Canada	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation)	Identification No.)

Suite #1050 – 625 Howe Street
Vancouver, B.C., Canada	V6C 2T6
(Address of Principal Executive Offices)	(Zip Code)

2002 STOCK OPTION AND STOCK BONUS PLAN
(Full title of Plan)

Thomas C. Shrake
3550 Barron Way, Suite 12B
Reno, Nevada, 89511
(775) 852-5888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment (the “Post-Effective Amendment”) constitutes Amendment No. 1 to the registration statement on Form S-8 (File No. 333-100832) (the “Registration Statement”) filed by Pacific Rim Mining Corp. (the “Company”).

On December 2, 2013, the Company filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock under the Securities Exchange Act of 1934, as amended. In accordance with undertakings made by the Company in the Registration Statement, this Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statements and issuable under the 2002 Stock Option and Stock Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on December 2, 2013.

PACIFIC RIM MINING CORP.

By: /s/ Thomas C. Shrake
Thomas C. Shrake
President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.